EXHIBIT 99.1
Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS SECOND QUARTER FISCAL 2012 RESULTS

MILPITAS, CA., AUGUST 24, 2011 — Sigma Designs®, Inc. (NASDAQ: SIGM), the world’s leader in connected media platforms, today reported financial results and business highlights for its second fiscal quarter ended July 30, 2011.

Net revenue for the second quarter of fiscal 2012 was $46.7 million, down $13.9 million, or 23%, from $60.6 million reported in the previous quarter and down $26.6 million, or 36%, from $73.3 million reported for the same period last year.

GAAP net loss for the second quarter of fiscal 2012 was $22.0 million, or ($0.69) per diluted share.  This compares to GAAP net loss of $5.7 million, or ($0.18) per diluted share, for the previous quarter and GAAP net income of $0.5 million, or $0.02 per diluted share, in the same period last year.  A major factor in the current quarter’s results was the write-down of $7.8 million of excess inventory which represented a gross margin decrease of 16.7% and decreased earnings by $0.24 per diluted share.

Non-GAAP net loss for the second quarter of fiscal 2012 was $14.0 million, or ($0.44) per diluted share.  This compares to non-GAAP net income of $2.3 million, or $0.07 per diluted share, for the previous quarter and non-GAAP net income of $8.2 million, or $0.26 per diluted share, in the same period last year.  Non-GAAP adjustments for the second quarter consisted primarily of $4.8 million in amortization expense for acquired intangibles related to acquisitions and $3.1 million in non-cash stock-based compensation expenses.  The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

At the end of our second fiscal quarter of 2012, cash, cash equivalents, restricted cash and marketable securities totaled $166.1 million, or $5.17 per share outstanding, a decrease of $13.0 million, or $0.49 per share outstanding compared to the beginning of the fiscal year.  This decrease was primarily due to payments for asset purchases for an aggregate of $12.0 million and a strategic investment of $2.0 million.

Management Comment

“We are disappointed to report $46.7 million in revenue for the second quarter.  This sequential decrease is primarily due to the steeper than expected ramp-down of first generation set-top box deployments incorporating our IPTV media processors while certain second generation telco rollouts were delayed unexpectedly. Overall, we remain heavily engaged with service providers and OEMs and are securing future business for our media processor, home networking and home control products.  We continue to invest in new technologies and are confident that our long-term strategy to build the leading connected media platform company will result in strong growth for Sigma,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent Highlights

During the second quarter, we continued to make progress in many business areas:
•
We unveiled an ultra-thin set-top box reference design that integrates media processing, home connectivity and home control technologies.  This new class of integrated set-top box enables plug-and-play simplicity for whole-home streaming of high-definition content via networking through AC power wiring.

•
We announced that our Z-Wave technology has been integrated into the Best Buy Insignia brand’s new cTV line of broadband-connected televisions.  The new Insignia televisions will provide Best Buy customers with an exceptional, intuitive user experience for controlling their TVs by utilizing the latest Z-Wave technology in the Insignia remote and TV.

•
We announced that the SMP 8653 secure media processor has been selected by D-Link for use in its MainStage™ for Intel® Wireless DisplayTV adapter, allowing consumers to wirelessly project content up to 1080p from Intel Wireless Display notebook PCs to big screen HDTVs.

•
We announced that our G.hn home networking technology has been awarded Connected Home Global Summit’s prestigious award for Best Enabling Product/Technology for the Connected Home.  Our G.hn technology was selected by a panel of experts from close to a hundred technologies covering every home networking category.

•
We demonstrated a full line of hybrid IP set-top box solutions for cable, satellite and the Brazilian International Standard Digital Broadcast - Television (ISDB-T), also called SBTVD.  These solutions are designed to help service providers deliver the best combination of broadcast services over cable, satellite or terrestrial with Sigma's world renowned IP-optimized media processors.

These highlights continue to demonstrate our commitment to being a technology leader across our many business areas.  Sigma’s management will discuss these and other aspects of our business during the quarterly investor conference call.

Investor Conference Call

The conference call relating to Sigma’s second quarter fiscal 2012 results will take place following this announcement at 5:00 PM ET today, August 24, 2011.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles and developed technologies, stock-based compensation, acquisition expenses and the mark-up from cost to fair market value of sold inventory acquired from purchased companies.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  However, Sigma’s non-GAAP measures may be different from non-GAAP measures used by other companies.  The non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Sigma’s future growth, Sigma’s potential opportunities emerging from Sigma’s strategy for growth in Mediaroom IPTV, hybrid IP solutions for Europe and Latin America and Z-Wave solutions for security and energy markets, Sigma’s pursuit of, and results from special initiatives for penetrating the hybrid IP Cable set-top box market and developing powerline connectivity accounts, and anticipated features and benefits of Sigma’s new products.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the second quarter of fiscal 2012 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, connected home technologies, connected media player and prosumer and industrial audio/video markets in general, the ramp in demand from Sigma’s set-top box and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of Sigma’s SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s quarterly report on Form 10-Q as filed with the SEC on June 9, 2011.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a world leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

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SIGMA DESIGNS, INC.

PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)
(In thousands)
	July 30,	January 29,
	2011	2011
Assets

Current Assets:
Cash and cash equivalents	$58,512	$72,732
Short-term marketable securities	42,486	47,482
Restricted cash	1,772	1,616
Accounts receivable, net	30,360	31,348
Inventories	23,404	37,714
Deferred tax assets	4,675	4,670
Prepaid expenses and other current assets	8,414	7,493
Total current assets	169,623	203,055

Long-term marketable securities	63,352	57,308
Software, equipment and leasehold improvements, net	34,264	28,392
Goodwill	45,108	44,910
Intangible assets, net	102,174	107,628
Deferred tax assets, net of current portion	13,079	13,051
Long-term investments	6,300	4,300
Other non-current assets	555	595

Total assets	$434,455	$459,239

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$10,886	$15,650
Accrued liabilities	21,452	24,209
Total current liabilities	32,338	39,859

Other long-term liabilities	21,817	21,339
Total liabilities	54,155	61,198

Shareholders’ equity	380,300	398,041

Total liabilities and shareholders' equity	$434,455	$459,239

SIGMA DESIGNS, INC.

PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)
(In thousands, except per share data)

	Three months ended				Six months ended
	July 30, 2011	April 30, 2011		July 31, 2010	July 30, 2011	July 31, 2010
Net revenue	$46,694		$60,632	$73,326	$107,326	$138,505
Cost of revenue	33,700		30,840	38,343	64,540	71,371
Gross profit	12,994		29,792	34,983	42,786	67,134
Gross margin percent	27.8%		49.1%	47.7%	39.9%	48.5%

Operating expenses:
Research and development	21,805		21,596	17,823	43,401	36,581
Sales and marketing	8,429		8,501	7,344	16,930	14,666
General and administrative	5,197		5,435	4,317	10,632	9,252
Total operating expenses	35,431		35,532	29,484	70,963	60,499

Income (loss) from operations	(22,437)		(5,740)	5,499	(28,177)	6,635
Interest and other income (expense), net	734		819	(4,749)	1,553	(4,025)

Income (loss) before income taxes	(21,703)		(4,921)	750	(26,624)	2,610
Provision for income taxes	259		749	255	1,008	1,001

Net income (loss)	$(21,962)	$	(5,670)	$495	$(27,632)	$1,609

Net income (loss) per share:
Basic	$(0.69)		$(0.18)	$0.02	$(0.87)	$0.05
Diluted	$(0.69)		$(0.18)	$0.02	$(0.87)	$0.05

Shares used in computing net income (loss) per share:
Basic	31,913		31,731	31,180	31,822	31,087
Diluted	31,913		31,731	31,598	31,822	31,592

SIGMA DESIGNS, INC.

RECONCILIATION OF PRELIMINARY GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)
(In thousands, except per share data)

	Three months ended			Six months ended
	July 30, 2011	April 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
GAAP net income (loss)	$(21,962)	$(5,670)	$495	$(27,632)	$1,609

Items reconciling GAAP net income to non-GAAP net income (loss):

Included in cost of revenue:
Amortization of acquired developed technologies	(2,702)	(2,663)	(2,587)	(5,365)	(5,177)
Mark-up on inventory acquired in business combinations sold during the period	(68)	---	(96)	(68)	(486)
Share-based compensation	(129)	(100)	(141)	(229)	(272)
Total related to cost of revenue	(2,899)	(2,763)	(2,824)	(5,662)	(5,935)

Included in operating expenses:
Research and development:
Amortization of acquired intangibles	(32)	(35)	---	(67)	---
Share-based compensation	(1,684)	(1,532)	(1,682)	(3,216)	(3,382)

Sales and marketing:
Share-based compensation	(565)	(594)	(532)	(1,159)	(984)
Amortization of acquired Intangibles	(2,033)	(2,020)	(1,995)	(4,053)	(3,990)

General and administrative:
Acquisition expenses	---	(89)	---	(89)	---
Share-based compensation	(758)	(965)	(717)	(1,723)	(1,558)
Total related to operating expenses	(5,072)	(5,235)	(4,926)	(10,307)	(9,914)

Net effect of non-GAAP adjustments	(7,971)	(7,998)	(7,750)	(15,969)	(15,849)

Non-GAAP net income (loss)	$(13,991)	$2,328	$8,245	$(11,663)	$17,458

Non-GAAP net income (loss) per diluted share	$(0.44)	$0.07	$0.26	$(0.37)	$0.55